As filed with the Securities and Exchange Commission on May 27, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4431352 (I.R.S. Employer Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina (Address of Principal Executive Offices)	29730 (Zip Code)

2015 Incentive Plan of 3D Systems Corporation

(Full title of the plan)

Andrew M. Johnson, Esq.

Executive Vice President, Chief Legal Officer and Secretary

3D Systems Corporation

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Name and address of agent for service)

(803) 326-3900

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE

On May 19, 2015, 3D Systems Corporation (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-204305) (the “2015 Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 6,300,000 shares of common stock, par value $0.001 per share (“Common Stock”), for issuance pursuant to the 2015 Incentive Plan of 3D Systems Corporation (the “Plan”). On July 11, 2017, the Registrant filed a Registration Statement on Form S-8 (Registration No. 333-219222) and on May 29, 2020, the Registrant filed a Registration Statement on Form S-8 (Registration No. 333- 238794) (collectively, and together with the 2015 Registration Statement, the “Prior Registration Statements”) with the Commission to register an additional 7,140,011 shares and 4,860,000 shares, respectively, of Common Stock for issuance under the Plan in connection with amendments and restatements of the Plan.

This Registration Statement registers an additional 6,935,000 shares of Common Stock for issuance under the Plan in connection with a further amendment and restatement of the Plan, which was approved by the stockholders of the Registrant on May 24, 2022.

Accordingly, and pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

a)

the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the Commission on March  1, 2022 (including portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 11, 2022, incorporated by reference in such Annual Report on Form 10-K);

b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 as filed with the Commission on May 10, 2022;

c)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on April 26, 2022 (Item 5.02 only) and May 26, 2022; and

d)

the description of the Registrant’s Common Stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.

All reports and other documents filed pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any document and any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Nothing in this Registration Statement shall be deemed to incorporate documents or information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 8.	Exhibits.

The following are filed as exhibits to this Registration Statement:

Exhibit No.	Description

5*	Opinion of Hunton Andrews Kurth LLP.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5).

24*	Power of Attorney (included in the signature pages to this Registration Statement).

99	Amended and Restated 2015 Incentive Plan of 3D Systems Corporation (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 26, 2022 (File No. 001-34220)).

107*	Filing Fee Table.

*	filed herewith

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rock Hill, State of South Carolina, on May 27, 2022.

3D SYSTEMS CORPORATION

By:	/s/ JEFFREY A. GRAVES
Name:	Jeffrey A. Graves
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jeffrey A. Graves and Andrew M. Johnson, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 27, 2022.

Signature	Title

/s/ JEFFREY A. GRAVES Jeffrey A. Graves	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ WAYNE PENSKY Wayne Pensky	Interim Chief Financial Officer (Principal Financial Officer)

/s/ MICHAEL CRIMMINS Michael Crimmins	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ CHARLES G. MCCLURE, JR. Charles G. McClure, Jr.	Chairman of the Board of Directors

/s/ MALISSIA R. CLINTON Malissia R. Clinton	Director

/s/ WILLIAM E. CURRAN William E. Curran	Director

/s/ CLAUDIA N. DRAYTON Claudia N. Drayton	Director

/s/ THOMAS ERICKSON Thomas Erickson	Director

/s/ JIM D. KEVER Jim D. Kever	Director

/s/ KEVIN S. MOORE Kevin S. Moore	Director

/s/ VASANT PADMANABHAN Vasant Padmanabhan	Director

/s/ JOHN J. TRACY John J. Tracy	Director